                                                 [CONFORMED COPY]

                      AMENDED AND RESTATED CREDIT AGREEMENT

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of August 7, 1996 among USX CORPORATION (the "Borrower"), the MANAGING AGENTS, CO-AGENTS and other BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                              W I T N E S S E T H :

     WHEREAS, certain of the parties hereto have heretofore entered into a Credit Agreement dated as of August 18, 1994 (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby. The term "Notes" defined in the Agreement shall include from and after the date hereof the New Notes (as defined below).

     SECTION 2. Amendment of Termination Date. The definition of "Termination Date" in Section 1.01 of the Agreement is amended to read in its entirety as follows:

     "Termination Date" means August 18, 2001, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day, unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

     SECTION 3. Amendment of Section 1.01. (a) The definitions of "Level I Status," "Level II Status," "Level III Status," "Level IV Status," "Level V Status," and "Status" in Section 1.01 of the Agreement are hereby deleted.

     (b) Section 1.01 of the Agreement is amended by inserting the following definition of the "Pricing Schedule" immediately after the definition of "Plan":

     "Pricing Schedule" means the schedule attached as Schedule II hereto and identified as "a Pricing Schedule."

     (c)  The Agreement is amended by attaching the Pricing Schedule attached as
Schedule II hereto as Schedule II to the Agreement.

     SECTION 4. Amendment of Section 2.07(h). Section 2.07(h) of the Agreement is amended to read in its entirety as follows:

     (h) The "Applicable Margin" with respect to any Committed Loan at any date is the applicable percentage amount set forth in the Pricing Schedule based on the Type of such Loan and the Status (as defined in the Pricing Schedule) on such date.

     SECTION 5. Amendment of Section 2.08. Section 2.08 of the Agreement is amended to read in its entirety as follows:

     (a) Facility Fees. During the period from and including the Commencement Date to but not including the Termination Date (or such earlier or later date on which the Commitments shall have terminated in their entirety and the Loans shall have been repaid in full), the Borrower shall pay to the Agent for the account of each Bank a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule) on the daily amount of such Bank's Commitment (whether used or unused) and, after termination of the Commitments and until repayment in full of the Loans, on the aggregate outstanding principal amount of the Loans.

     (b) Payments. Accrued fees under this Section shall be payable quarterly in arrears on each March 31, June 30, September 30, and December 31 on or prior to the date of termination of the Commitments in their entirety and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

     SECTION 6. Changes in Commitments. With effect from and including the date this Amendment and Restatement becomes effective in accordance with Section 11 hereof, (i) each Person listed on the signature pages hereof which is not a party to the Agreement (a "New Bank") shall become a Bank party to the Agreement and (ii) the Commitment of each Bank shall be the amount set forth on Schedule I attached hereto. Any Bank whose Commitment is changed to zero shall upon such effectiveness cease to be a Bank party to the Agreement, and all accrued fees and other amounts payable under the Agreement for the account of such Bank shall be due and payable on such date; provided that the provisions of Sections 8.03 and 9.03 of the Agreement shall continue to inure to the benefit of each such Bank.

     SECTION 7. Amendment of Schedule I. Schedule I of the Agreement is amended to read in its entirety as set forth in Schedule I attached hereto.

     SECTION 8.  Amendment of Article IV.  (a)  Each reference to "1993" in
Article IV of the Agreement is amended to read "1995."

     (b) Each reference to "June 30, 1994" in Article IV of the Agreement is amended to read "March 31, 1996."

     (c) Each reference to "six month" or "six months" in Section 4.04(b) of the Agreement is amended to read, respectively, "three month" or "three months."

     SECTION 9. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof and after giving effect thereto:

     (a)  no Default has occurred and is continuing; and

     (b) each representation and warranty of the Borrower set forth in the Agreement after giving effect to this Amendment and Restatement is true and correct as though made on and as of this date.

     SECTION 10. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 11. Counterparts; Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date hereof when (i) the Agent shall have received duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party); (ii) the Agent shall have received a duly executed Note for each of the New Banks (a "New Note"), dated on or before the date of effectiveness hereof and otherwise in compliance with
Section 2.05 of the Agreement; (iii) the Agent shall have received an opinion of the General Counsel of the Borrower (or such other counsel for the Borrower as may be acceptable to the Agent), substantially in the form of Exhibit E to the Agreement with reference to the New Notes, this Amendment and Restatement and the Agreement as amended and restated hereby; and (iv) the Agent shall have received all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement as amended and restated hereby, the New Notes and any other matters relevant hereto, all in form and substance satisfactory to the Agent. The rights and obligations of the parties in respect of periods prior to the effective date of this Amendment and Restatement shall be governed by the terms of the Agreement as in effect at the time.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

USX CORPORATION



By   /s/ John Richmond
     ------------------------
     Title:  Assistant Treasurer

Agent
- -----


MORGAN GUARANTY TRUST COMPANY
OF NEW YORK, as Bank and as Agent

By   /s/ Laura E. Reim
     ------------------------
     Title:  Vice President



Managing Agents
- ---------------


THE BANK OF NOVA SCOTIA, as Bank
and as Managing Agent

By   /s/ F.C.H. Ashby
     ------------------------
     Title:  Senior Manager Loan Operations



THE CHASE MANHATTAN BANK, as Bank
and as Managing Agent
(as successor to THE CHASE
MANHATTAN BANK, N.A. and
CHEMICAL BANK)

By   /s/ Peter M. Ling
     ----------------------------
     Title:  Vice President



Co-Agents
- ---------


BANK OF AMERICA ILLINOIS
(formerly known as CONTINENTAL BANK)

By   /s/ Ronald E. McKaig
     ----------------------------
     Title:  Vice President


THE BANK OF NEW YORK

By   /s/ Robert J. Joyce
     ----------------------------
     Title:  Vice President

BANK OF TOKYO-MITSUBISHI TRUST
COMPANY (as successor to THE BANK
OF TOKYO TRUST COMPANY)


By   /s/ S.L. Fountain
     ----------------------------
     Title:  Vice President



CITIBANK, N.A.

By   /s/ Rufus Beldam
     ----------------------------
     Title:  Vice President



COMMERZBANK AKTIENGESELLSCHAFT


By   /s/ Sean Harrigan
     ----------------------------
     Title:  Senior Vice President

By   /s/ Andrew Campbell
     ----------------------------
     Title:  Assistant Cashier



THE FUJI BANK, LIMITED

By   /s/ Gina M. Kearns
     ----------------------------
     Title:  Vice President & Manager



THE INDUSTRIAL BANK OF JAPAN,
LIMITED

By   /s/ Robert W. Ramage, Jr.
     ----------------------------
     Title:  Senior Vice President



THE LONG-TERM CREDIT BANK OF JAPAN,
LIMITED

By   /s/ Norboru Kubota
     ----------------------------
     Title:  Deputy General Manager

MELLON BANK, N.A.


By   /s/ Richard K. James
     ----------------------------
     Title:  Vice President



NATIONSBANK OF TEXAS, N.A.


By   /s/ Paul A. Squires
     ----------------------------
     Title:  Senior Vice President



PNC BANK, NATIONAL ASSOCIATION


By   /s/ Sean D.S. Sebastian
     ----------------------------
     Title:  Assistant Vice President


THE SANWA BANK, LIMITED,
NEW YORK BRANCH


By   /s/ Jean-Michel Fatovic
     ----------------------------
     Title:  Vice President



SOCIETE GENERALE


By   /s/ Salvatore Galatioto
     ----------------------------
     Title:  First Vice President

THE SUMITOMO BANK, LIMITED


By   /s/ C. Michael Garrido
     ----------------------------
     Title:  Senior Vice President



Other Banks
- -----------


COMERICA BANK


By   /s/ Chris Georvassilis
     ----------------------------
     Title:  Vice President

THE DAI-ICHI KANGYO BANK, LTD.


By   /s/ Robert P. Gallagher, Jr.
     ----------------------------
     Title:  Assistant Vice President



THE FIRST NATIONAL BANK OF CHICAGO

By   /s/ Amy R. Fahey
     ----------------------------
     Title:  Vice President



NATIONAL CITY BANK

By   /s/ Davis R. Bonner
     ----------------------------
     Title:  Vice President



ROYAL BANK OF CANADA

By   /s/ Lorna P. Mendelson
     ----------------------------
     Title:  Associate



THE TOKAI BANK, LTD.

By   /s/ Stuart M. Schulman
     ----------------------------
     Title:  Senior Vice President

THE YASUDA TRUST AND BANKING
COMPANY, LTD.

By   /s/ Rohn M. Laudenschlager
     ----------------------------
     Title:  Senior Vice President



ABN AMRO BANK N.V.
ABN AMRO North America, Inc. as Agent

By   /s/ Andre Nel
     ----------------------------
     Title:  Senior Vice President
            Managing Director-Pittsburgh

By   /s/ Kathryn C. Toth
     ----------------------------
     Title:  Group Vice President and
            Operational Manager



BANK OF MONTREAL

By   /s/ Joseph Longpre
     ----------------------------
     Title:  Managing Director



C I B C Inc.

By   /s/ Patrice C. Wetzel
     ----------------------------
     Title:  Director

THE MITSUBISHI TRUST AND BANKING
CORP.

By   /s/ Akira Suzuki
     ----------------------------
     Title:  Deputy General Manager



THE NORTHERN TRUST COMPANY

By   /s/ John J. Conway
     ----------------------------
     Title:  Vice President



UNION BANK OF SWITZERLAND

By   /s/ Dieter Hoeppli
     ----------------------------
     Title:  Assistant Vice President

By   /s/ Laurent J. Chaix
     ----------------------------
     Title:  Vice President



FIRST NATIONAL BANK OF MARYLAND

By   /s/ Andrew W. Fish
     ----------------------------
     Title:  Vice President

KREDIETBANK, N.V.

By   /s/ Armen Karozichian
     ----------------------------
     Title:  Vice President

By
     /s/ Robert Snauffer
     ----------------------------
     Title:  Vice President



THE SAKURA BANK, LIMITED

By   /s/ Koji Suzuki
     ----------------------------
     Title:  Vice President & Manager



AMSOUTH BANK OF ALABAMA

By   /s/ Robert B. DeHaven
     ----------------------------
     Title:  Vice President



BANK OF HAWAII

By   /s/ Joseph T. Donalson
     ----------------------------
     Title:  Vice President



CREDIT LYONNAIS NEW YORK BRANCH

By   /s/ Robert Ivosevich
     ----------------------------
     Title:  Senior Vice President

DRESDNER BANK AG NEW YORK AND
GRAND CAYMAN BRANCHES

By   /s/ J. Curtin Beaudouin
     ----------------------------
     Title:  First Vice President

By   /s/ M. Scott Sehnert
     ----------------------------
     Title:  Assistant Treasurer



FIRST BANK NATIONAL ASSOCIATION

By   /s/ Elliot Jaffee
     ----------------------------
     Title:  Vice President



GULF INTERNATIONAL BANK B.S.C.

By   /s/ Abdel-Fattah Tahoun
     ----------------------------
     Title:  Senior Vice President

By   /s/ Thomas E. Fitzherbert
     ----------------------------
     Title:  Vice President



THE NIPPON CREDIT BANK, LTD.

By   /s/ Nancy Acevedo
     ----------------------------
     Title:  Assistant Vice President

ISTITUTO BANCARIO SAN PAOLO DI
TORINO S.p.A.

By   /s/ Robert Wurster
     ----------------------------
     Title:  First Vice President

By   /s/ Ettore Viazzo
     ----------------------------
     Title:  Vice President



THE TOYO TRUST & BANKING CO.,
LTD

By   /s/ Hirovuki Fukuro
     ----------------------------
     Title:  Vice President

BANK OF AMERICA NATIONAL TRUST &
SAVINGS ASSOCIATION

By   /s/ Ronald E. McKaig
     ----------------------------
     Title:  Vice President



THE BANK OF TOKYO-MITSUBISHI, LTD.
(as successor to THE MITSUBISHI
BANK, LTD., NEW YORK BRANCH)

By   /s/ Sharon Fountain
     ----------------------------
     Title:  Attorney-In-Fact



THE FIRST NATIONAL BANK OF BOSTON

By   /s/ Maura C. Wadlinger
     ----------------------------
     Title:  Vice President



NBD BANK, N.A.

By   /s/ Timothy J. King
     ----------------------------
     Title:  Authorized Agent



UNION BANK OF CALIFORNIA
(as successor to THE BANK OF
CALIFORNIA, N.A.)

By   /s/ Cary Moore
     ----------------------------
     Title:  Vice President

                                                    SCHEDULE I


BANKS                                              COMMITMENTS
- -----                                              -----------
Morgan Guaranty Trust Company                     $100,000,000
  of New York

The Bank of Nova Scotia                           $100,000,000

The Chase Manhattan Bank                          $100,000,000
  (as successor to The Chase Manhattan Bank, N.A.
  and Chemical Bank)

Bank of America Illinois                          $100,000,000
  (formerly known as Continental Bank)

Bank of Tokyo-Mitsubishi Trust Company             $80,000,000
  (as successor to the Bank of Tokyo Trust Company)

Citibank, N.A.                                     $75,000,000

Commerzbank Aktiengesellschaft                     $75,000,000

The Fuji Bank, Limited                             $75,000,000

Mellon Bank, N.A.                                 $100,000,000

NationsBank of Texas, N.A.                         $75,000,000

PNC Bank, National Association                    $100,000,000

Societe Generale                                   $75,000,000

The Bank of New York                              $100,000,000

The Industrial Bank of Japan, Limited              $75,000,000

The Long-Term Credit Bank of Japan, Limited        $75,000,000

The Sanwa Bank, Limited                            $75,000,000

                                                    SCHEDULE I
                                                     (cont'd)

BANKS                                              COMMITMENTS
- -----                                              -----------
The Sumitomo Bank, Limited                         $75,000,000

Comerica Bank                                      $60,000,000

The Dai-Ichi Kangyo Bank, Ltd.                     $60,000,000

The First National Bank of Chicago                 $50,000,000

National City Bank                                 $50,000,000

Royal Bank of Canada                               $50,000,000

The Tokai Bank, Ltd.                               $50,000,000

The Yasuda Trust and Banking Company, Ltd.         $50,000,000

ABN AMRO Bank N.V.                                 $35,000,000

Bank of Montreal                                   $35,000,000

C I B C Inc.                                       $35,000,000

The Mitsubishi Trust and Banking Corp.             $35,000,000

The Northern Trust Company                         $35,000,000

Union Bank of Switzerland                          $35,000,000

First National Bank of Maryland                    $30,000,000

Kredietbank, N.V.                                  $30,000,000

The Sakura Bank, Limited                           $30,000,000

AmSouth Bank of Alabama                            $25,000,000

Bank of Hawaii                                     $25,000,000

Credit Lyonnais                                    $25,000,000

                                                    SCHEDULE I
                                                     (cont'd)

BANKS                                              COMMITMENTS
- -----                                              -----------
Dresdner Bank AG New York and Grand Cayman         $25,000,000
  Branches

First Bank National Association                    $25,000,000

Gulf International Bank B.S.C.                     $25,000,000

The Nippon Credit Bank, Ltd.                       $25,000,000

Istituto Bancario San Paolo Di Torino S.p.A.       $25,000,000

The Toyo Trust & Banking Co., Ltd.                 $25,000,000

Bank of America National Trust & Savings           $0
  Association

The Bank of Tokyo-Mitsubishi, Ltd.                 $0
  (as successor to The Mitsubishi Bank, Ltd.,
  New York Branch)

The First National Bank of Boston                  $0

NBD Bank, N.A.                                     $0

Union Bank of California                           $0
  (as successor to The Bank of California, N.A.)

                                                   SCHEDULE II

                                PRICING SCHEDULE

     The "Euro-Dollar Margin", "CD Margin" and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

- --------------------------------------------------------------------------------
Status       Level I      Level II   Level III     Level IV    Level V  Level VI
- --------------------------------------------------------------------------------
Euro-        0.1750%      0.2250%     0.3000%      0.4125%     0.5000%   0.6250%
Dollar
Margin
- --------------------------------------------------------------------------------
CD Margin    0.3000%      0.3500%     0.4250%      0.5375%     0.6250%   0.7500%
- --------------------------------------------------------------------------------
Facility     0.1000%      0.1250%     0.1500%      0.1875%     0.2500%   0.3750%
Fee Rate
- --------------------------------------------------------------------------------

     For purposes of this Schedule, the following terms have the following meanings:

     "Level I Status" exists at any date if, at such date, the Borrower's senior unsecured long-term debt is rated BBB+ or higher by S&P and Baa1 or higher by Moody's.

     "Level II Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's and (ii) Level I Status does not exist.

     "Level III Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

     "Level IV Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is either (x) rated BB+ or higher by S&P and Baa3 or higher by Moody's or (y) rated BBB- or higher by S&P and Ba1 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

     "Level V Status" exists at any date if, at such date, (i) the Borrower's senior unsecured long-term debt is rated BB+ or higher by S&P and Ba1 or higher by Moody's and (ii) none of Level I Status, Level II Status, Level III Status and Level IV Status exists.

     "Level VI Status" exists at any date if, at such date, no other Status exists.

     "Moody's" means Moody's Investors Service, Inc.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.

     The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date.